Exhibit 10.4

SECOND AMENDMENT

OF

ENTEGRIS, INC.

401(k) SAVINGS AND PROFIT SHARING PLAN

(2005 Restatement)

WHEREAS, Entegris, Inc. (the “Principal Sponsor”) has heretofore established and maintains a 401(k) and profit sharing plan which was amended and restated in a document effective August 5, 2005, and entitled “ENTEGRIS, INC. 401(k) SAVINGS AND PROFIT SHARING PLAN, (2005 Restatement),” as amended (collectively, the “Plan Statement”); and

WHEREAS, The Principal Sponsor has reserved to itself the power to make further amendments of the Plan Statement.

NOW, THEREFORE, The Plan Statement is hereby amended as follows:

1. ELIGIBILITY SERVICE FOR MYKROLIS EMPLOYEES. Effective August 6, 2005, Schedule I to the Plan Statement is hereby amended and replaced by the Schedule I attached hereto.

SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.

SCHEDULE I

CREDITING OF PRIOR SERVICE

As of August 6, 2005

All Hours of Service with the following entities and their predecessors prior to the time such entities became Affiliates of the Principal Sponsor shall be credited for Eligibility Service and Vesting Service purposes under this Plan in accordance with the rules under this Plan as if such Hours of Service had been credited with the Principal Sponsor.

1.	Aeronex Incorporated

2.	Extraction Systems, Inc.

3.	Millipore Corporation

4.	Mykrolis Corporation. Notwithstanding any provision in Section 2.2 to the contrary, each employee who is actively employed by Mykrolis Corporation as of August 6, 2005, shall become a Participant as of the first payroll period coincident with or next following August 6, 2005, with respect to discretionary profit sharing contributions made pursuant to Section 3.4 if such employee is then in Recognized Employment.

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